Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of March 24, 2025 (the “Effective Date”), by and between:

Metagramm Software Ltd. a private company limited by shares incorporated in Israel (the “Company”); and

The shareholders of the Company, listed on Schedule 1 attached hereto (the “MS Shareholders”); and

Viewbix, Inc., a publicly traded Delaware corporation (“Viewbix”).

The Company, the MS Shareholders and Viewbix, each a “Party” and collectively, the “Parties”.

WHEREAS, the MS Shareholders own 100% of the share capital of the Company, on a fully diluted basis (the “MS Exchange Shares”);

WHEREAS, the Company and Viewbix had previously entered into that certain Amended and Restated Securities Exchange Agreement, dated July 31, 2024 (the “Previous Agreement”), which shall be terminated by the Company and Viewbix prior to the Closing (as defined below); and

WHEREAS, the MS Shareholders believe that it is in their best interests to exchange all of the MS Exchange Shares for shares of common stock of Viewbix, par value US $0.0001 per share (the “Common Stock”), and Viewbix believes that it is in its best interests to issue the MS Shareholders shares of Common Stock of Viewbix in consideration for the MS Exchange Shares (the “Exchange”), all upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I - SECURITIES EXCHANGE

1.1	The Exchange.

1.1.1	On the terms and subject to the conditions set forth in this Agreement, each of the MS Shareholders shall sell, assign, transfer and deliver, free and clear of all liens, all of the MS Exchange Shares to Viewbix, in exchange for the issuance to the MS Shareholders, on a pro rata basis (as set forth on Schedule 1 attached hereto), of shares of Common Stock of Viewbix representing 19.99% of Viewbix’s issued and outstanding share capital (as of immediately following the Closing) (the “Viewbix Exchange Shares” and together with the MS Exchange Shares, the “Exchange Shares”), all upon the terms and subject to the conditions set forth in this Agreement.

1.1.2	Earn Out Payments.

(a)	In addition to the Viewbix Exchange Shares issued at the Closing, Viewbix will pay the MS Shareholders cash earn-out payments on a pro rata basis (as set forth on Schedule 1 attached hereto) of up to a cumulative sum of US $2,000,000 (two million US Dollars) (“Earn Out Payment”), contingent on achieving certain performance criteria as detailed below, prior to the lapse of 3 years following the Closing Date (“Earn Out Term”):

(i)	a cash payment equal to 5% of each Equity Financing Amount raised by Viewbix after the Closing until the lapse of the Earn Out Term, up to a total amount of USD 1,000,000 (“Cash Earnout Payment”). The term “Equity Financing Amount” shall mean equity proceeds received by Viewbix after the Closing in consideration for issuance of shares of Viewbix, at a fixed company valuation (not including amounts raised under convertibles loans or other loans, employee stock options, etc.). The above Earnout Payment shall be paid within 30 days after the actual receipt of each Equity Financing Amount.

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(ii)	A cash payment of USD 1,000,000, contingent upon the Company ARR exceeding USD 2,000,000 during the Earn Out Term.

“Company ARR” shall mean the net recurring annual fees for the Company’s software-as-a-service subscriptions and managed services booked by the Company during the applicable measurement period and included in firm, non-cancellable contracts (other than customary termination provisions) that have a term of at least one year, so long as the initial subscription or managed service billing contemplated by any such contract has occurred by its terms.

(b)	Viewbix shall prepare a detailed calculation with supporting documentation of the Company ARR for each fiscal year during the Earn Out Term, during January of the following calendar year, and provide the MS Shareholders with a statement of such calculations.

(c)	In the event that the MS Shareholders object to Viewbix calculation of the Company ARR, then within 45 days after the delivery to the MS Shareholders of such documents (the “Response Period”), the MS Shareholders shall deliver to Viewbix a written notice (an “Objection Notice”) describing in reasonable detail their reasons of objections and their calculation of the Company ARR. If the MS Shareholders do not deliver an Objection Notice during the Response Period, then Viewbix’s calculation of the Company ARR shall be deemed conclusive and binding. If the MS Shareholders deliver an Objection Notice accompanied by a statement setting forth the Company ARR determined by the MS Shareholders to be correct and if the MS Shareholders and Viewbix are unable to agree upon the calculation of the Company ARR amounts within 30 days after such Objection Notice is delivered, the dispute shall be finally settled by a “Big Four” accounting firm selected by Viewbix, which determination shall be final and binding. The non-prevailing party in any such dispute, shall each bear and pay one hundred (100%) of the fees and other expenses of such independent accounting firm.

(d)	The above Earnout Payments shall be paid within 30 days after final determination by Viewbix that the Company ARR has met the above criteria.

(e)	The above amounts are gross amounts. Viewbix shall be entitled to deduct and withhold from the consideration payable to the MS Shareholders including Earnout Payments such amounts as it is required to deduct and withhold under applicable laws. Viewbix shall timely pay any such withheld amounts to the appropriate taxing authority.

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1.2	Closing.

The Closing of this Agreement shall take place on such date that all conditions precedent and obligations of the Parties, including as set forth in Section 1.4 below, are satisfied or waived by the respective Party, (the “Closing Date”), at such location to be mutually determined by the Parties.

1.3	Conditions to Closing.

The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a)	Good Standing Certificate. Viewbix shall have delivered to the MS Shareholders a certificate of good standing of Viewbix and the MS Shareholders have delivered a certificate of good standing of the Company (or the equivalent thereof in the State of Israel), within two (2) business days of Closing issued by the relevant jurisdiction.

(b)	No Injunctions. No statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(c)	Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing.

(d)	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

(e)	Conversion of Loans. MS Shareholders shall have converted the principal loan in an aggregate amount of NIS 1,473,390 they extended to the Company, at a conversion price per share of $ 7.74 (reflecting the value of the MS exchange Share in the Exchange transaction).

1.4	Officers’ Certificate. With respect to the Closing conditions listed in Sections 1.3(c) above, the Parties shall deliver at the Closing an executed officer’s certificate to such effect.

1.5	Taxes. Viewbix and Company shall separately bear their tax consequences arising from the Exchange Transaction and the issuances and/or transfer of the Exchange Shares.

1.6	ITA Tax Ruling. The MS Shareholders shall apply to the Israeli Tax Authority (ITA) in connection with the Exchange Transaction, seeking to obtain a preliminary ruling pursuant to Section 104H of the Israeli Income Tax Ordinance, confirming that the share exchange qualifies for a tax deferral under the provisions of the said section. The Parties agree to comply with all the conditions set forth in such preliminary tax ruling (if granted) and to act accordingly. Upon signing the agreement, the Viewbix shares shall be issued and immediately transferred to the trustee to enable the completion of the share exchange transaction. If, for any reason, the ITA does not issue a tax ruling confirming that the exchange qualifies for tax deferral under Section 104H of the Income Tax Ordinance, the transaction shall be deemed a taxable event at the time of the transaction, with no tax deferral.

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ARTICLE II - REPRESENTATIONS AND WARRANTIES

Notwithstanding that none of the MS Shareholders are warrantors of the Company Representations, and subject to clause 5.8 below, each of the MS Shareholders shall be liable for its pro rata share of any cost arising from any claim for breach of any of the Company Representations; and in respect of a breach of a MS Shareholder Representation, the relevant MS Shareholder shall be liable for all of the costs arising from such claim.

Each MS Shareholders hereby irrevocably waives all past, present and future claims, demands or rights of action that he has or may have against the Company or its officers or employees or board members or shareholders (both past and present), whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in their contemplation at the date of this agreement in any jurisdiction.

REPRESENTATIONS AND WARRANTIES OF MS SHAREHOLDERS

Each of the MS Shareholders represents and warrants to Viewbix, separately and not jointly, that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date:

2.1	Good Title. Each MS Shareholder represents and warrants to Viewbix separately and not jointly, that it is the record and beneficial owner, and has good title to, its MS Exchange Shares, with the full right and authority to sell and deliver such MS Exchange Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, the “Title Liens”), to Viewbix pursuant to the Exchange. Viewbix, as the new owner of the MS Exchange Shares, shall receive good title to the MS Exchange Shares, free and clear of all Title Liens. The MS Exchange Shares sold to Viewbix by such MS Shareholder represent 100% of the such MS Shareholder’s share in the Company, .

2.2	Authority; Non-Contravention. The MS Shareholders have all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the MS Shareholders and the consummation by the MS Shareholders of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the MS Shareholders and the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the MS Shareholders, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or the MS Exchange Shares under, (i) the articles of association of the MS Shareholder, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the MS Shareholder or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the MS Shareholders or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the MS Shareholders to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the MS Shareholders or the Company in connection with the execution and delivery of this Agreement by the MS Shareholders or the consummation by the MS Shareholders , as the case may be, of any of the transactions contemplated by this Agreement.

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2.3	Acquisition of Viewbix Exchange Shares for Investment.

(a)	Purchase Entirely for Own Account. Viewbix Exchange Shares proposed to be acquired by the MS Shareholders hereunder will be acquired for investment for the MS Shareholders own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each of the MS Shareholders represents it has no present intention of selling, granting any participation in or otherwise distributing the Viewbix Exchange Shares, except in compliance with applicable securities laws. Each MS Shareholder further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Viewbix Exchange Shares.

(b)	The MS Shareholders (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Viewbix and its securities.

(c)	Each MS Shareholder understands that the sale of the Viewbix Exchange Shares is not registered under the Securities Act and that the issuance hereof to the MS Shareholders is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder (“Regulation S”). Each MS Shareholder is, and on each date on which it exercises any warrants to purchase shares of Viewbix Common Stock, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person,” as such term is defined in Regulation S and as set forth in Annex A hereto. The certificates representing the Viewbix Exchange Shares issued to the MS Shareholders shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

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“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d)	The MS Shareholders acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e)	Each of the MS Shareholders acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Viewbix and its securities. To the full satisfaction of each MS Shareholder, it has been furnished all materials that it has requested relating to Viewbix and the purchase of the Viewbix Exchange Shares hereunder.

(f)	Each of the MS Shareholders understands that the Viewbix Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Viewbix Exchange Shares or any available exemption from registration under the Securities Act, the Viewbix Exchange Shares may have to be held indefinitely and each of the MS Shareholders further acknowledges that the Viewbix Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, Viewbix’s compliance with the reporting requirements under the Exchange Act.

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(g)	Each of the MS Shareholders has conducted its own investigation with respect to Viewbix, its business and the Viewbix Exchange Shares; has received or otherwise had access to all information regarding Viewbix that it believes is necessary or appropriate in connection with the purchase of the Viewbix Exchange Shares, including financial and other information which has been publicly filed by Viewbix with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its investment in Viewbix; and

(d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective investment in Viewbix.

(h)	Company is an Israeli company, and each MS Shareholder:

(i)	is not a U.S. Person and is not purchasing the Viewbix Exchange Shares for the account of or benefit of a U.S. Person or a person within the United States;

(ii)	was not offered the Viewbix Exchange Shares in the United States;

(iii)	did not execute or deliver this Agreement, in the United States;

(iv)	did not cause any buy order for the Viewbix Exchange Shares to originate in the United States;

(v)	has no intention to distribute either directly or indirectly any of the Viewbix Exchange Shares in the United States, and Company will not offer, sell or otherwise transfer, directly or indirectly, any of the Viewbix Exchange Shares in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom;

(vi)	did not receive the offer to purchase the Viewbix Exchange Shares as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(vii)	is a “non-US person” as defined in Regulation S as promulgated under the Securities Act.

2.4	Additional Legend; Consent. Additionally, the Viewbix Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and Company consents to Viewbix making a notation on its records or giving instructions to any transfer agent of the Viewbix Exchange Shares in order to implement the restrictions on transfer of the Viewbix Exchange Shares.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY (“COMPANY REPRESENTATIONS”)

The Company represent and warrant to Viewbix, , that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date:

2.6	The MS Exchange Shares represent 100% of the issued and outstanding share capital of the Company on a fully diluted basis and there are no other issued and outstanding share capital of the Company and no outstanding commitments or contracts to issue any share capital or rights in share capital of the Company.

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2.7	Organization, Standing and Corporate Power of Company. Company is duly incorporated, validly existing and in good standing under the laws of Israel with respect to the filing of annual reports with the Registrar of Companies of Israel and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company. As used in this Agreement, the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of each of the Parties taken as a whole.

2.8	Capital Structure. The authorized share capital of Company consists of 10,000,000 common shares with par value of NIS 0.001 each, of which 666,643 shares are issued and outstanding as of the date hereof. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Company are entitled to vote on. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Company or other equity or voting securities of Company or obligating Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Company or any other securities of Company. There are no agreements or arrangements pursuant to which Company is or could be required to register Company’s common stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of Company or with respect to any securities of Company.

2.9	Authority; Non-Contravention. The Company have all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action (if applicable) on the part of the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company (if applicable)under: (i) the articles of association of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or its respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company , as the case may be, of any of the transactions contemplated by this Agreement.

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2.10	Financial Statements; No Undisclosed Liabilities.

(a)	Except as detailed in Schedule 2.10, Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, which, individually and in the aggregate, do not exceed US$20,000; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in its financial statements, which, individually and in the aggregate do not exceed US$10,000.

(b)	Company is not a guarantor or indemnitor of any debt or obligation of another, nor has Company given any loan, security or otherwise agreed to become liable for any obligation of any person. No person has given any guarantee of, or security for, any obligation of Company. Company did not extend any loans or advances to any person, other than advances for expenses to its employees in the ordinary course of business.

2.6	Assets and Properties. Company has good and marketable title to all of the tangible or personal properties and assets owned by Company, which are material to the business of Company as currently conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Company’s ownership or use of such property or assets. With respect to the tangible property and assets it leases, Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold or license interest free of any liens, pledges, charges, security interest, claims or encumbrances, other than those of the lessors of such property or assets. Company does not own any real property.

2.11	Intellectual Property. Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Company has not received a notice (written or otherwise) that any of, its material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Company has not received, since January 1, 2020, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the MS Shareholders, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The MS Shareholders have no knowledge of any facts that would preclude the Company from having valid license rights or clear title to the Intellectual Property Rights. The MS Shareholders have no knowledge that Company lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct Company’s business. For purposes of this Section, “knowledge”, including the phrase “to Company’s knowledge” (or similar phrases), when used in this Section 2 shall mean the actual knowledge of the Company’s CEO and the Directors, after due inquiry of office holders and employees of the Company having responsibility for the matter in question, and (ii) the actual knowledge and awareness of the MS Shareholders.

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2.12	Labor Matters.

(a)	Company has complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment. Company has paid in full to all of its respective employees and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or consultants on or prior to the date of this Agreement. Company has complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws. To Company’s knowledge, all persons classified by Company as consultants or contractors thereof are correctly classified as such and not as employees for any purpose. Company’s liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded) adequate provisions have been made in Company’s Financial Statements.

(b)	Company is not a party to, bound by or subject to, and no employee of Company benefits from, any collective bargaining agreement, collective labor agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested or has sought to represent any of the employees, representatives or agents of Company, nor is Company aware of any labor organization activity involving its employees. There is no strike or other labor dispute involving Company pending or, to Company’s knowledge, threatened.

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2.13	Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Company, threatened against Company. Company is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

2.14	Compliance. Company has not been advised, nor does Company have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

2.15	Material Agreements. All material agreements to which Company is a party are included as part of or specifically identified in Schedule 2.15 (“Company Material Agreements”). Except for the Company Material Agreements, Company has no material contracts. To Company’s Knowledge, neither Company nor any other party to the Company Material Agreements, is in breach of or default under any of such contracts.

2.16	Taxes. Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

2.17	Conformity of Descriptions. The MS Exchange Shares, will conform in all material respects to the descriptions of Company’s common shares.

2.18	Disclosure. All disclosure provided to Viewbix regarding the Company, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Viewbix acknowledges and agrees that Company makes or has made no representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Article II hereof.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF VIEWBIX

Viewbix represents and warrants to MS Shareholders that, as of the date hereof and as of the Closing, except for those representations and warranties that speak of a different date, and subject to the Viewbix Reports (as defined below) and the schedule of exceptions attached hereto:

3.1	Viewbix Exchange Shares. The Viewbix Exchange Shares shall represent at the Closing 19.99% of the issued and outstanding Share capital of Viewbix as of the Closing Date (as of immediately following the Closing).

3.2	Organization, Standing and Corporate Power of Viewbix. Viewbix is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. Viewbix is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to Viewbix.

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3.3	Capital Structure. Viewbix capital structure is as described in the Viewbix Reports. Except as disclosed in the Viewbix Reports (as defined below), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Viewbix having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of Viewbix are entitled to vote on. Except as disclosed in Viewbix Reports and as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Viewbix is a party or by which it is bound obligating Viewbix to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of Viewbix or other equity or voting securities of Viewbix or obligating Viewbix to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Viewbix to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of Viewbix or any other securities of Viewbix. There are no agreements or arrangements pursuant to which Viewbix is or could be required to register Viewbix’ common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of Viewbix or with respect to any securities of Viewbix. The issuance of the Viewbix Exchange Shares will not trigger any anti-dilution rights of any existing securities of Viewbix.

3.4	Authority; Non-Contravention. Viewbix has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Viewbix and the consummation by Viewbix of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Viewbix. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Viewbix, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Viewbix under, (i) the charter documents of Viewbix, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Viewbix or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Viewbix or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to Viewbix or could not prevent, hinder or materially delay the ability of Viewbix to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to Viewbix in connection with the execution and delivery of this Agreement by Viewbix or the consummation by Viewbix, as the case may be, of any of the transactions contemplated by this Agreement.

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3.5	Reports. Since January 1, 2023, Viewbix has filed all forms, reports and documents with the U.S. Securities and Exchange Commission (“SEC”) that have been required to be filed by it under applicable laws prior to the date hereof (all such forms, reports and documents, together with all documents filed or furnished on a voluntary basis and all exhibits and schedules thereto, the “Viewbix Reports”). As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), (i) each Viewbix Report complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and/or the Sarbanes-Oxley Act, as the case may be, each as in effect on the date such Viewbix Report was filed, and (ii) each Viewbix Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of Viewbix, none of the Viewbix Reports is the subject of ongoing SEC review or investigation. The financial statements included in the Viewbix Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The financial statements included in the Viewbix Reports have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”), and fairly represent the financial position of Viewbix and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year- end audit adjustments and the omission of certain footnotes. Except as set forth in the Viewbix Reports, Viewbix has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of Viewbix or in the notes thereto.

3.6	Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of Viewbix, threatened against Viewbix. Viewbix is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

3.7	Compliance. Viewbix has not been advised, nor does Viewbix have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

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Material Agreements. All material agreements to which Viewbix is a party are included as part of or specifically identified in the Viewbix Reports to the extent required by the rules and regulations of the SEC as in effect at the time of filing (“Viewbix Material Agreements”). Except for the Viewbix Material Agreements, Viewbix has no material contracts. To Viewbix’ Knowledge, neither Viewbix nor any other party to the Viewbix Material Agreements, is in breach of or default under any of such contracts.

3.8	Taxes. Except as disclosed in the Viewbix Reports or as set forth in Schedule 3.9, Viewbix has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and Viewbix has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

3.9	Conformity of Descriptions. The Viewbix Exchange Shares, when issued, will conform in all material respects to the descriptions of Viewbix’ shares of common stock contained in the Viewbix Reports and other filings with the SEC.

3.10	Disclosure Controls. Viewbix has disclosure controls and procedures (as defined in Rule 13a-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that material information relating to Viewbix is made known to Viewbix’ principal executive officer and Viewbix’ principal financial officer or persons performing similar functions.

3.11	Acquisition of Company Capital Stock for Investment.

(a)	Purchase Entirely for Own Account. MS Exchange Shares proposed to be acquired by Viewbix hereunder will be acquired for investment for Viewbix’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Viewbix has no present intention of selling, granting any participation in or otherwise distributing the MS Exchange Shares, except in compliance with applicable securities laws. Viewbix further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the MS Exchange Shares.

(b)	Viewbix (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Company and its securities.

(c)	Viewbix understands that the MS Exchange Shares will be issued pursuant to an exemption from the requirement to provide Viewbix with a prospectus and as a result (i) certain protections, rights and remedies provided by the Israeli Securities Law, 5728-1968 (the “Securities Law”), including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to Viewbix, (ii) the Securities Law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement, (iii) Viewbix may not receive information that would otherwise be required to be given under the Securities Law, and (iv) Company is relieved from certain obligations that would otherwise apply under the Securities Law. The certificates representing the MS Exchange Shares issued to Viewbix shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

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“THE SECURITIES REPRESENTED HEREBY ARE NOT TRADED ON THE TEL- AVIV STOCK EXCHANGE OR ANY OTHER SECURITIES EXCHANGE OR MARKET AND MAY ONLY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION CONCERNING WHICH THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH TRANSACTION IS NOT IN CONTRAVENTION OF APPLICABLE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES LAWS INCLUDING THE ISRAELI SECURITIES LAW, 5728-1968 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(d)	Viewbix acknowledges that neither MS Shareholders nor any of Company directors, employees, officers, affiliates or agents has made any written or oral representations (i) that any person will resell or repurchase the MS Exchange Shares, (ii) that any person will refund all or any part of the consideration paid by Viewbix for the MS Exchange Shares, (iii) as to the future price or value of the MS Exchange Shares, or (iv) there are risks associated with the purchase of the MS Exchange Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the MS Exchange Shares or made any recommendations or endorsement with respect to the MS Exchange Shares.

(e)	Viewbix acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Company and its securities. To the full satisfaction of Viewbix, it has been furnished all materials that it has requested relating to Company and the purchase of the MS Exchange Shares hereunder.

(f)	Viewbix acknowledges that the MS Exchange Shares have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the Company Exchange Shares may not be offered, pledged, sold, assigned or otherwise transferred, directly or indirectly, to, or for the account or benefit of, a person in the United States or a U.S. person without registration under the Securities Act and applicable state securities laws or compliance with the requirements of an exemption from such registration, and it acknowledges that Company has no present intention of filing or obligation to file a registration statement under the Securities Act or applicable state securities laws in respect of the issuance or resales of such securities. “United States” and “U.S. person” have the respective meanings assigned to such terms in Rule 902 of Regulation S.

3.12	Disclosure. All disclosure provided to MS Shareholders regarding Viewbix, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by Viewbix with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The MS Shareholders acknowledge and agrees that Viewbix makes or has made no representations or warranties with respect to the transaction contemplated hereby other than those specifically set forth in Article III hereof.

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ARTICLE IV – COVENANTS

4.1	Securities Law Compliance. Each of the Parties understands and agrees that the consummation of this Agreement, including the purchase of the Exchange Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Each of the Parties agrees that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, each of Viewbix and the MS Shareholders shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

4.2	Access to Information; Confidentiality.

4.2.1	The Parties hereto shall, and shall cause their officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the Parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other Party all information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each Party shall provide each other Party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each Party to confirm the accuracy of the representations and warranties of each other Party set forth herein and compliance by each Party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each Party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws; and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request.

4.2.2	Except as required by law, each Party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any non-public information concerning another Party in strict confidence.

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4.2.3	No investigation pursuant to this Section shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

4.3	Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

4.4	Termination of the Previous Agreement. By signing this Agreement, the Company and Viewbix hereby agree and confirm that as of the Effective Date, the Previous Agreement is terminated and has no further force and effect.

4.5	Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE V – MISCELLANEOUS

5.1	Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

5.2	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Israel or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Israel. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Israel, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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5.3	Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to the MS Shareholders:

As set forth on the signature page to this Agreement.

If to Viewbix:

Attn: Amihay Hadad

Address: 3 Hanehoshet St, Building B, 7th floor

Tel Aviv, Israel 6971068

Tel: + 972-53-6666611

Email: amihay@gix-internet.com

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder. Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 5.3.

5.4	Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

5.5	Third Party Beneficiaries. This Agreement is strictly between Viewbix and the MS Shareholders and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

5.6	Expenses. Each Party shall bear its own expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

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5.7	Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

5.8	Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of two years.

5.9	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

5.10	Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing instrument signed by Viewbix and the MS Shareholders holding the majority of the MS Exchange Shares prior to the Closing, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

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[Signature Page to the Securities Exchange Agreement, dated March 24, 2025]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Viewbix, Inc.

By:	/s/Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Metagramm Software Ltd.

By:	/s/ Amit Greener
Name:	/s/ Amit Greener
Title:	Chief Executive Officer

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SCHEDULE 1

MS SHAREHOLDERS

MS Shareholder	Address, Telephone, Email	Number of Company Ordinary Shares Held on a Fully Diluted Basis	Number of Viewbix Exchange Shares to be Received	Pro rata Share	Signature
XYLO Technologies Ltd.		171,112	315,066	23.82%	By: /s/ Tali Dinar Title: CFO
L.I.A. Pure Capital Ltd.		90,108	165,914	12.54%	By: /s/ Kfir Zilberman Title:CEO
Eliyaho Haim Zamir		83,080	152,974	11.56%	/s/ Eliyaho Haim Zamir
Amit Moshe Greener		174,730	321,728	24.32%	/s/ Amit Greener
Ron Yair Peled		83,080	152,974	11.56%	/s/ Ron Yair Peled
Itay Meroz		83,080	152,974	11.56%	/s/ Itay Meroz
Avi Saranga		33,330	61,370	4.64%	/s/ Avi Saranga
TOTAL:		718,520	1,323,000	100%

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SCHEDULE 2.10

[***]

SCHEDULE 2.15

[***]

SCHEDULE 3.9

[***]

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ANNEX A

Regulation S Questionnaire

[***]